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                                                                     EXHIBIT 5.1


           [Conner & Winters, A Professional Corporation Letterhead]


                               September 26, 1997


The Home-Stake Oil & Gas Company
15 E. 5th Street, Suite 2800
Tulsa, Oklahoma  74103


          Re:  The Home-Stake Oil & Gas Company
               Registration Statement on Form S-4

Gentlemen:

     We have acted as counsel for The Home-Stake Oil & Gas Company, an Oklahoma corporation (the "Company"), in connection with the proposed merger between the Company and The Home-Stake Royalty Corporation ("HSRC") whereby (i) the Company will issue shares of common stock, par value $.01 per share (the "Common Stock"), to the stockholders of HSRC and (ii) HSRC will be merged with and into the Company, pursuant to the Agreement of Merger dated August 14, 1997, as amended September 24, 1997, between the Company and HSRC (the "Merger Agreement"), the form of which is filed as an exhibit to the Company's Registration Statement on Form S-4, No. 333-33989 (the "Registration Statement"), originally filed with the Securities and Exchange Commission on August 20, 1997.

     In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate,
(b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals from which such copies were made.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock issuable pursuant to the Merger Agreement have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm having given such opinion in the Registration Statement and the Joint Proxy Statement/Prospectus constituting a part thereof under the caption "Legal Matters."

                              Very truly yours,

                              CONNER & WINTERS,
                              A Professional Corporation